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Exhibit 99.1

Certification Pursuant to 12 C.F.R. 30.7(A)

We, William S. Latoff principal executive officer and Gerald F. Sopp, the principal financial officer certify, based on our knowledge, that:

(i)
The Compensation Committee of DNB Financial Corporation (DNB) has discussed, reviewed, and evaluated with the senior risk officer at least every six months during any part of the most recently completed fiscal year that was a TARP period, senior executive officer ("SEO") compensation plans and employee compensation plans and the risks these plans pose to DNB;

(ii)
The Compensation Committee of DNB has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of DNB and has identified any features of the employee compensation plans that pose risks to DNB and has limited those features to ensure that DNB is not unnecessarily exposed to risks;

(iii)
The Compensation Committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of DNB to enhance the compensation of an employee, and has limited any such features;

(iv)
The Compensation Committee of DNB will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v)
The Compensation Committee of DNB will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in:

(A)
SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of DNB;

(B)
Employee compensation plans that unnecessarily expose DNB to risks; and

(C)
Employee compensation plans that could encourage the manipulation of reported earnings of DNB to enhance the compensation of an employee;

(vi)
DNB has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or "clawback" provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)
DNB has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of the EESA, to SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(viii)
DNB has limited bonus payments to its applicable employees in accordance with section 111 of ESSA and the regulations and guidance established there under during any part of the most recently completed fiscal year that was a TARP period;

(ix)
DNB and its employees has complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to the policy, required approval of the Board of Directors, a committee of the Board of Directors, an SEO, or an executive officer with a similar level of responsibility were properly approved.

(x)
DNB will permit a non-binding shareholder resolution in compliance with an applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to

  SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period.

(xi)
DNB will disclose the amount, nature, and justification for the offering during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii)
DNB will disclose whether DNB, the Board of Directors of DNB, or the Compensation Committee of DNB has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)
DNB has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(xiv)
DNB has substantially complied with all other requirements related to employee compensation that are provided in the agreement between DNB and Treasury, including amendments;

(xv)
DNB Financial Corporation has submitted to Treasury a complete and accurate list of the SEOs and its twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified, and

(xvi)
I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both.

/s/ WILLIAM S. LATOFF William S. Latoff Chairman and Chief Executive Officer Date: March 22, 2011	/s/ GERALD F. SOPP Gerald F. Sopp Chief Financial Officer Date: March 22, 2011

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  Exhibit 99.1
Certification Pursuant to 12 C.F.R. 30.7(A)